As filed with the Securities and Exchange Commission on March 8, 2000
                                      Registration Statement No. 33-____________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                 CSX CORPORATION
             (Exact name of Registrant as specified in its Charter)

           Virginia                                   62-1051971
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 782-1400
           (Address of principal executive office, including zip code)

                      THE GREENBRIER SAVINGS AND INVESTMENT
                                 PLAN AND TRUST
                            (Full title of the Plan)
                              --------------------

                              Alan A. Rudnick, Esq.
             Vice President-General Counsel and Corporate Secretary
                                 CSX Corporation
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 782-1400
 (Name, address and telephone number including, area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
============================================================================================
                                         Proposed maximum Proposed maximum
  Title of securities     Amount to be    Offering price     aggregate        Amount of
    to be registered       registered       per share      offering price  registration fee
--------------------------------------------------------------------------------------------
Common Stock, $1.00 par   50,000 shares      _______          ________      _________ (2)
value                          (1)

Rights to Purchase
Series B Junior              _______
Participating Preferred
Stock, no par value (3)


--------------------------------------------------------------------------------------------

============================================================================================

     (1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices for the Common Stock reported in the consolidated reporting system of the New York Stock Exchange on _______ __, 2000.
     (3) The Rights are to be attached to and trade with the shares of the Company's Common Stock. Value attributable to the Rights, if any, will be reflected in the market price of the Company's Common Stock.
           In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

        Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not required to be filed with the Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by CSX Corporation (the "Company") with the Commission are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 1-8022); (ii) the description of the Company's Common Stock (the "Common Stock") contained in the Company's registration statement on Form 8-B filed on September 25, 1980 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and (iii) the description of the Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 29, 1998 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents filed by (i) the Company or (ii) the Greenbrier Savings and Investment Plan and Trust (the "Plan") pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Ellen M. Fitzsimmons, General Counsel-Corporate of the Company, has passed upon the validity of the Common Stock being registered under this Registration Statement. Ms. Fitzsimmons is paid a salary by the Company, is a participant in various employee benefit plans offered to employees of the Company generally, and owns 4,055 shares of Common Stock and has options to purchase 14,666 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

        Article VII of the Company's Amended and Restated Articles of Incorporation provides for mandatory indemnification of any director or officer of the Company who is, was or is threatened to be made a party to any proceeding (including any proceeding by or on behalf of the Company) by reason of the fact that he or she is or was a director or officer of the Company against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

        The Company's Amended and Restated Articles of Incorporation also provide that in every instance permitted under Virginia corporate law in effect from time to time, the liability of a director or officer of the Company to the Company or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to one dollar.

        The Company maintains standard policies of officers' and directors' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.

4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3 to the Company's Form 10-K (File No. 1-8022) dated February 15, 1991).

4.2     By-Laws of the Company, as amended (incorporated by reference to Exhibit
        3.2 of the Company's Form 10-K (File No. 1-8022) for the fiscal year ended December 31, 1999.)

4.3 Rights Agreement, dated as of May 29, 1998, between CSX and Harris Trust Company of New York, as Rights Agent (incorporated by reference to
        Exhibit 99.1 to the Company's Registration on Form 8-A (File No. 1-8022) filed May 29, 1998).

4.4     The Greenbrier Savings and Investment Plan and Trust.

4.5     The Greenbrier Savings and Investment Plan and Trust
        Trust Agreement.

5 Opinion and Consent of Ellen M. Fitzsimmons, General Counsel-Corporate of the Company, as to the validity of the Common Stock offered hereunder.

23.1 Consent of Ellen M. Fitzsimmons, General Counsel-Corporate of the Company (included in the opinion filed as Exhibit 5 hereto).

23.2    Consent of Ernst & Young LLP, Independent Auditors.

23.3    Consent of  Ernst & Young LLP and KPMG LLP, Independent Auditors.

23.4    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24      Power of Attorney.


ITEM 9.  UNDERTAKINGS

        (a)    The Company hereby undertakes:

               1. To file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement;

                      (i)    To include any prospectus required by Section 10(a)
                             (3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement;

               2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        THE COMPANY

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Virginia, on this 8th day of March, 2000.


                                                 CSX CORPORATION
                                                   (Registrant)


                                               By:  /s/  Gregory R. Weber
                                                    ----------------------------
                                                    Gregory R. Weber
                                                    Vice President and Treasurer

             Pursuant  to  the   requirements   of  the  Securities   Act,  this
Registration Statement has been signed by the following persons in the capacities indicated on this 8th day of March, 2000.



                                POWER OF ATTORNEY


               KNOW ALL MEN BY THESE  PRESENTS that the each of the  undersigned officers and directors of CSX CORPORATION, a Virginia corporation (the "Corporation"), hereby constitutes and appoints Ellen M. Fitzsimmons, Alan A. Rudnick, Peter J. Shudtz and Gregory R. Weber, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file a registration statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), registering securities of the Corporation which may be issued pursuant to The Greenbrier Savings and Investment Plan and Trust, with power to sign and file any amendment or amendments, including post-effective amendments thereto, with all exhibits thereto and any and all other documents in connection with therewith, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or his substitute, may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 8th day of December, 1999.



               Signature                Title

By:  /s/ John W. Snow                   Chairman, President, Chief Executive
     ------------------------------     Officer and Director (Principal
    John W. Snow                        Executive Officer)

By:  /s/ Paul R. Goodwin                Executive Vice President - Finance
     ------------------------------     and Chief Financial Officer (Principal
    Paul R. Goodwin                     Financial Officer)


By:  /s/ James L. Ross                  Vice President and Controller
     ------------------------------     (Principal Accounting Officer)
    James L. Ross

By:  /s/ Elizabeth E. Bailey            Director
     ------------------------------
    Elizabeth E. Bailey

By:  /s/ H. Furlong Baldwin             Director
     ------------------------------
    H. Furlong Baldwin

By:  /s/ Claude S. Brinegar             Director
     ------------------------------
    Claude S. Brinegar

By:  /s/ Robert L. Burrus, Jr.          Director
     ------------------------------
    Robert L. Burrus, Jr.

By:  /s/ Bruce C. Gottwald              Director
     ------------------------------
    Bruce C. Gottwald

By:  /s/ John R. Hall                   Director
     ------------------------------
    John R. Hall

By:  /s/ E. Bradley Jones               Director
     ------------------------------
    E. Bradley Jones

By:  /s/ Robert D. Kunisch              Director
     ------------------------------
    Robert D. Kunisch

By:  /s/ James W. McGlothlin            Director
     ------------------------------
    James W. McGlothin

By:  /s/ Southwood J. Morcott           Director
     ------------------------------
    Southwood J. Morcott

By:  /s/ Charles E. Rice                Director
     ------------------------------
    Charles E. Rice

By:  /s/ William C. Richardson          Director
     ------------------------------
    William C. Richardson

By:  /s/ Frank S. Royal                 Director
     ------------------------------
    Frank S. Royal

                                   SIGNATURES

        THE PLAN

        Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, Virginia on this 8th day of March, 2000.


                            The Greenbrier Savings and Investment Plan and Trust



                            By: /s/ Gregory R. Weber
                                --------------------------------
                                Gregory R. Weber
                                Vice President and Treasurer
                                CSX Hotels, Inc.

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                              --------------------





                                    EXHIBITS

                                   FILED WITH

                             REGISTRATION STATEMENT

                                       ON

                                    FORM S-8

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                 CSX CORPORATION




                      THE GREENBRIER SAVINGS AND INVESTMENT
                                 PLAN AND TRUST
                            (FULL TITLE OF THE PLAN)

                                                                        EXHIBITS


          Exhibit No.              Description

              4.1                  Amended and Restated Articles of
                                   Incorporation of the Company
                                   (incorporated by reference to
                                   Exhibit 3 to the Company's Form 10-K
                                   (File No. 1-8022) dated February 15,
                                   1991).

              4.2                  By-Laws of the Company, as amended
                                   (incorporated by reference to
                                   Exhibit 3.2 to the Company's Form
                                   10-K (File No. 1-8022 for the fiscal
                                   year ended December 31, 1999).

              4.3 Rights Agreement, dated as of May 29, 1998, between CSX and Harris Trust Company of New York, as Rights Agent, (incorporated by reference to
                                   Exhibit 99.1 to the Company's
                                   Registration on Form 8-A (File No.
                                   1-8022) filed May 29, 1998 (File No.
                                   2-62373)).

              4.4                  The Greenbrier Savings and
                                   Investment Plan and Trust.

              4.5 The Greenbrier Savings and Investment Plan and Trust
                                   Trust Agreement.

               5                   Opinion and Consent of Ellen M.
                                   Fitzsimmons, General Counsel-Corporate of the Company, as to the validity of the Common Stock and Rights offered hereunder.

             23.1 Consent of Ellen M. Fitzsimmons, General Counsel-Corporate of the Company (included in the opinion filed as Exhibit 5 hereto).

             23.2                  Consent of Ernst & Young LLP, Independent
                                   Auditors.

             23.3                  Consent of  Ernst & Young LLP  and
                                   KPMG LLP, Independent Auditors.

             23.4                  Consent of PricewaterhouseCoopers
                                   LLP, Independent Accountants.

              24                   Power of Attorney.